Exhibit 99.1

PDL Community Bancorp Announces 2018 First Quarter Results

New York (May 9, 2018): PDL Community Bancorp, (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported net income of $941,000, or $0.05 per basic and diluted share for the quarter ended March 31, 2018 compared to net income of $563,000 for the same period in 2017. The Company was formed on September 29, 2017 in conjunction with the reorganization of Ponce De Leon Federal Bank, Ponce Bank’s predecessor, into Ponce Bank Mutual Holding Company, a mutual holding company. Accordingly, the Company’s financial results of prior periods are solely those of Ponce Bank.

“As we head into our first full calendar year as a public company, we are heartened that the key initiatives we have focused on are delivering expected results, and more,” said Steven A. Tsavaris, Executive Chairman. Carlos P. Naudon, President and CEO, noted that “we are pleased to report $24.3 million in internal loan growth during the first quarter of 2018, or a 12.3% annualized rate of growth.”

Net Interest Income

Net interest income was $8.7 million for the quarter ended March 31, 2018, up $1.4 million, or 19.2%, from $7.3 million for the quarter ended March 31, 2017. The increase in net interest income for the quarter ended March 31, 2018 compared to the same period in 2017 reflects a $1.9 million, or 21.8%, increase in total interest and dividend income offset by an increase of $537,000, or 35.9%, in total interest expense. The net interest rate spread and net interest margin were 3.61% and 3.95%, respectively, for the quarter ended March 31, 2018 compared to 3.88% and 4.09%, respectively, for the same period in 2017. The increase in interest and dividend income is primarily due to growth in the investor-owned one-to-four family, multifamily, nonresidential, and construction and land loans, that provided an increase in average outstanding loans of $154.3 million or 23.3%, for the quarter ended March 31, 2018 compared to the same period in 2017. The yield on loans decreased to 5.16% for the quarter ended March 31, 2018 from 5.26% for the same period in 2017. The increase in interest expense is primarily due to an increase in average certificates of deposits of $67.8 million or 18.7% for the quarter ended March 31, 2018 compared to the same period in 2017. The cost on certificates of deposits increased to 1.65% for the quarter ended March 31, 2018 from 1.47% for the same period in 2017. The cost of all interest-bearing liabilities increased to 1.26% for the quarter ended March 31, 2018 from 1.05% for the same period in 2017.

Noninterest Income

Noninterest income was $885,000 for the quarter ended March 31, 2018, up $127,000, or 16.8%, from $758,000 for the same period in 2017. The increase is mainly attributed to gains of $176,000 on loans sold combined with an increase of $28,000 in prepayment charges related to mortgage loans offset by decreases in late charges on loans of $23,000, brokerage commission income of $21,000, and line of credit fees $16,000.

Noninterest Expense

Noninterest expenses were $8.3 million for the quarter ended March 31, 2018, up $1.2 million, or 16.9%, from $7.1 million for the same period in 2017. The increase is mainly attributed to an increase of $629,000 in total compensation and benefits expense which included $189,000 in Employee Stock Ownership Plan expense and an increase of $425,000 in professional services.

Asset Quality

Nonperforming assets decreased to $9.3 million or 0.98% of total assets at March 31, 2018 from $11.4 million or 1.23% of total assets at December 31, 2017. The decrease is mainly attributed to decrease in nonaccruals of $847,000 in investor-owned one-to-four family residential, a decrease of $383,000 in owner-occupied one-to-four family residential, a decrease of $521,000 in multifamily residential properties, a decrease of $272,000 in nonresidential properties and a decrease of $117,000 in business loans.  Additionally, 3 non-accruing loans totaling $1.8 million were sold for a net gain of $142,000 during the quarter. One of the loans sold included a recovery of $170,000.

Provision for loan losses was $94,000 for the quarter ended March 31, 2018, compared to $52,000 for the same period in 2017. The allowance for loan losses was $11.4 million, or 1.37%, of total loans at March 31, 2018, compared to $11.1 million, or 1.37%, of total loans at December 31, 2017. Net charge-offs totaled $5,000 for the quarter ended March 31, 2018, compared to $10,000 for the same period in 2017.

Balance Sheet

Total assets increased $24.1 million, or 2.6%, to $949.6 million at March 31, 2018 from $925.5 million at December 31, 2017. Net loans increased $24.3 million, or 3.0%, to $823.0 million at March 31, 2018 from $798.7 million at December 31, 2017. The increase in net loans was primarily attributed to increases of $15.9 million in multifamily residential and $7.3 million in nonresidential properties.

Total deposits increased $38.3 million, or 5.4%, to $752.3 million at March 31, 2018 from $714.0 million at December 31, 2017. The increase in deposits was primarily attributed to increases in certificates of deposits of $26.9 million and an increase of $7.0 million in demand deposits.

Total stockholders’ equity was $165.7 million at March 31, 2018 compared to $164.8 million at December 31, 2017. The Company and the Bank exceeded all regulatory capital requirements to be deemed well-capitalized at March 31, 2018. The Bank’s total capital to risk-weighted assets ratio was 20.55%, the tier 1 capital to risk-weighted assets ratio and the common equity tier 1 capital ratio was 19.29%, the tier 1 capital to total assets ratio was 14.27% at March 31, 2018 compared to 20.73%, 19.48%, and 14.67% at December 31, 2017 respectively.

The Annual Meeting of Stockholders of PDL Community Bancorp will be held at our administrative office located at 2244 Westchester Avenue, Bronx, New York 10462 on May 10, 2018, at 10:00 am, local time.

About PDL Community Bancorp

PDL Community Bancorp is the holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of one-to-four family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or -owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except for share data)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
ASSETS
Cash and due from banks:
Cash	$6,570	$24,746	$4,716	$4,096	$4,557
Interest-bearing deposits in banks	52,409	34,978	51,629	5,400	11,947
Total cash and cash equivalents	58,979	59,724	56,345	9,496	16,504
Available-for-sale securities, at fair value	28,422	28,897	29,312	29,668	51,937
Loans held for sale	—	—	—	2,143	2,143
Loans receivable, net	823,014	798,703	767,721	732,520	677,525
Accrued interest receivable	3,202	3,335	3,132	2,917	2,749
Premises and equipment, net	27,684	27,172	25,729	25,599	25,687
Federal Home Loan Bank Stock (FHLB), at cost	1,673	1,511	1,448	1,288	2,089
Deferred tax assets	3,801	3,909	5,563	3,378	3,378
Other assets	2,848	2,271	3,013	5,987	4,241
Total assets	$949,623	$925,522	$892,263	$812,996	$786,253
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$752,267	$713,985	$698,655	$702,406	$655,882
Accrued interest payable	61	42	32	31	26
Advance payments by borrowers for taxes and insurance	6,999	5,025	5,967	4,661	5,670
Advances from the Federal Home Loan Bank and others	20,000	36,400	15,000	8,000	28,000
Other liabilities	4,582	5,285	4,101	3,224	3,201
Total liabilities	783,909	760,737	723,755	718,322	692,779
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued
Common stock, $0.01 par value; 50,000,000 shares authorized; 18,463,028 shares issued and outstanding	185	185	185	—	—
Additional paid-in-capital	84,419	84,351	84,099	—	—
Retained earnings	95,796	94,855	97,719	100,929	99,805
Accumulated other comprehensive loss	(8,052)	(7,851)	(6,257)	(6,255)	(6,331)
Unearned compensation - ESOP	(6,634)	(6,755)	(7,238)	—	—
Total stockholders' equity	165,714	164,785	168,508	94,674	93,474
Total liabilities and stockholders' equity	$949,623	$925,522	$892,263	$812,996	$786,253

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income (Loss)

(Dollars in thousands, except per share data)

	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Interest and dividend income:
Interest on loans receivable	$10,386	$10,106	$9,893	$9,581	$8,592
Interest and dividends on investment securities and FHLB stock	324	221	271	123	202
Total interest and dividend income	10,710	10,327	10,164	9,704	8,794
Interest expense:
Interest on certificates of deposit	1,750	1,599	1,574	1,428	1,316
Interest on other deposits	185	168	176	161	151
Interest on borrowings	98	83	66	32	29
Total interest expense	2,033	1,850	1,816	1,621	1,496
Net interest income	8,677	8,477	8,348	8,083	7,298
Provision for loan losses	94	1,219	238	207	52
Net interest income after provision for loan losses	8,583	7,258	8,110	7,876	7,246
Noninterest income:
Service charges and fees	223	224	231	225	229
Brokerage commissions	96	94	167	168	118
Late and prepayment charges	211	207	157	235	211
Other	355	169	213	256	200
Total noninterest income	885	694	768	884	758
Noninterest expense:
Compensation and benefits	4,458	5,104	4,220	3,956	3,829
Occupancy expense	1,491	1,588	1,412	1,400	1,425
Data processing expenses	408	293	316	413	448
Direct loan expenses	155	171	189	184	195
Insurance and surety bond premiums	89	64	44	79	82
Office supplies, telephone and postage	300	317	250	282	254
FDIC deposit insurance assessment	68	4	122	58	66
Charitable foundation contributions	—	—	6,293	—	—
Other operating expenses	1,290	1,195	884	623	797
Total noninterest expense	8,259	8,736	13,730	6,995	7,096
Income (loss) before income taxes	1,209	(784)	(4,852)	1,765	908
Provision for income taxes (benefit)	268	2,081	(1,643)	641	345
Net income (loss)	$941	$(2,865)	$(3,209)	$1,124	$563
Earnings per share for the period:
Basic	$0.05	$(0.16)	N/A	N/A	N/A
Diluted	$0.05	$(0.16)	N/A	N/A	N/A

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2018	2017	$	%
Interest and dividend income:
Interest on loans receivable	$10,386	$8,592	$1,794	20.88%
Interest and dividends on investment securities and FHLB stock	324	202	122	60.40%
Total interest and dividend income	10,710	8,794	1,916	21.79%
Interest expense:
Interest on certificates of deposit	1,750	1,316	434	32.98%
Interest on other deposits	185	151	34	22.52%
Interest on borrowings	98	29	69	237.93%
Total interest expense	2,033	1,496	537	35.90%
Net interest income	8,677	7,298	1,379	18.90%
Provision for loan losses	94	52	42	80.77%
Net interest income after provision for loan losses	8,583	7,246	1,337	18.45%
Noninterest income:
Service charges and fees	223	229	(6)	(2.62%)
Brokerage commissions	96	118	(22)	(18.64%)
Late and prepayment charges	211	211	-	0.00%
Other	355	200	155	77.50%
Total noninterest income	885	758	127	16.75%
Noninterest expense:
Compensation and benefits	4,458	3,829	629	16.43%
Occupancy expense	1,491	1,425	66	4.63%
Data processing expenses	408	448	(40)	(8.93%)
Direct loan expenses	155	195	(40)	(20.51%)
Insurance and surety bond premiums	89	82	7	8.54%
Office supplies, telephone and postage	300	254	46	18.11%
FDIC deposit insurance assessment	68	66	2	3.03%
Other operating expenses	1,290	797	493	61.86%
Total noninterest expense	8,259	7,096	1,163	16.39%
Income before income taxes	1,209	908	301	33.15%
Provision for income taxes	268	345	(77)	(22.32%)
Net income	$941	$563	$378	67.14%
Earnings per share for the period:
Basic	$0.05	N/A	N/A	N/A
Diluted	$0.05	N/A	N/A	N/A

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or for the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Performance Ratios:
Return on average assets	0.41%	(1.27%)	(1.43%)	0.57%	0.30%
Return on average equity	2.30%	(6.74%)	(12.93%)	4.75%	2.43%
Net interest rate spread (1)	3.61%	3.54%	3.58%	4.07%	3.88%
Net interest margin (2)	3.95%	3.88%	3.86%	4.29%	4.09%
Noninterest expense to average assets	3.61%	3.86%	6.11%	3.56%	3.80%
Efficiency ratio (3)	86.37%	95.26%	150.61%	78.02%	88.08%
Average interest-earning assets to average interest- bearing liabilities	135.79%	139.76%	133.72%	125.73%	124.86%
Average equity to average assets	17.91%	18.77%	11.05%	12.03%	12.38%
Capital Ratios:
Total capital to risk weighted assets (bank only)	20.52%	20.73%	21.41%	17.34%	18.16%
Tier 1 capital to risk weighted assets (bank only)	19.26%	19.48%	20.15%	16.09%	16.91%
Common equity Tier 1 capital to risk-weighted assets ( bank only)	19.26%	19.48%	20.15%	16.09%	16.91%
Tier 1 capital to average assets (bank only)	14.25%	14.67%	14.91%	12.70%	13.08%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.37%	1.37%	1.43%	1.43%	1.51%
Allowance for loan losses as a percentage of nonperforming loans	122.81%	97.05%	118.32%	138.27%	134.92%
Net (charge-offs) recoveries to average outstanding loans during the year	0.12%	(0.64%)	0.13%	0.04%	0.07%
Non-performing loans as a percentage of total loans	1.11%	1.41%	1.21%	1.04%	1.12%
Non-performing loans as a percentage of total assets	0.98%	1.23%	1.06%	0.95%	0.98%
Total non-performing assets as a percentage of total assets	0.98%	1.23%	1.06%	0.95%	0.98%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	2.25%	2.72%	2.61%	3.05%	3.29%
Other:
Number of offices	14	14	14	14	14
Number of full-time equivalent employees	192	177	171	178	177

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Key metrics calculated on income statement items were annualized where appropriate.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	For the Quarters Ended
	March 31,		December 31,		September 30,		June 30,		March 31,
	2018		2017		2017		2017		2017
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$290,509	34.86%	$287,158	35.51%	$279,275	35.90%	$256,989	34.62%	$237,904	34.62%
Owner-Occupied	96,943	11.63%	100,854	12.47%	99,661	12.81%	99,901	13.46%	96,085	13.98%
Multifamily residential	204,474	24.54%	188,550	23.31%	177,181	22.78%	172,167	23.19%	161,833	23.55%
Nonresidential properties	158,525	19.03%	151,193	18.69%	152,692	19.63%	155,670	20.97%	140,501	20.45%
Construction and land	67,971	8.16%	67,240	8.31%	52,483	6.75%	42,116	5.67%	37,610	5.47%
Total mortgage loans	818,422	98.21%	794,995	98.30%	761,292	97.87%	726,843	97.91%	673,933	98.07%
Nonmortgage loans:
Business loans	13,925	1.67%	12,873	1.59%	15,600	2.01%	14,654	1.97%	12,434	1.81%
Consumer loans	975	0.12%	886	0.11%	943	0.12%	850	0.11%	796	0.12%
Total nonmortgage loans	14,900	1.79%	13,759	1.70%	16,543	2.13%	15,504	2.09%	13,230	1.93%
	833,322	100.00%	808,754	100.00%	777,835	100.00%	742,347	100.00%	687,163	100.00%

Net deferred loan origination costs	1,101		1,020		1,033		828		732
Allowance for losses on loans	(11,409)		(11,071)		(11,147)		(10,655)		(10,370)

Loans, net	$823,014		$798,703		$767,721		$732,520		$677,525

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(Dollars in thousands)
Nonaccrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$209	$1,034	$402	$571	$573
Owner occupied	1,951	2,624	2,630	2,463	1,723
Multifamily residential	—	521	—	—	—
Nonresidential properties	633	1,387	653	867	1,606
Construction and land	1,097	1,075	1,075	1,008	1,142
Nonmortgage loans:
Business	30	147	12	12	12
Consumer	—	—	—	—	—
Total nonaccrual loans (not including non-accruing troubled debt restructured loans)	$3,920	$6,788	$4,772	$4,921	$5,056

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,122	$1,144	$1,168	$1,190	$1,214
Owner occupied	2,983	2,693	2,698	810	636
Multifamily residential	—	—	—	—	—
Nonresidential properties	1,265	783	783	785	780
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	5,370	4,620	4,649	2,785	2,630
Total nonaccrual loans	$9,290	$11,408	$9,421	$7,706	$7,686

Real estate owned:
Mortgage loans:
1-4 family residential
Investor owned	$—	$—	$—	$—	$—
Owner occupied
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total real estate owned	—	—	—	—	—
Total nonpeforming assets	$9,290	$11,408	$9,421	$7,706	$7,686

Accruing loans past due 90 days or more:
Mortgage loans:
1-4 family residential
Investor owned	$—	$7	$—	$—	$—
Owner occupied	—	—	—	—	—
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing loans past due 90 days or more	$—	$7	$—	$—	$—
Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$5,738	$6,559	$6,594	$7,108	$6,385
Owner occupied	4,424	4,756	4,784	5,439	7,232
Multifamily residential	—	—	—	—	—
Nonresidential properties	1,468	1,958	1,968	4,009	4,036
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	454	477	501	516	546
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$12,084	$13,750	$13,847	$17,072	$18,199
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans	$21,374	$25,165	$23,268	$24,778	$25,885
Total nonperforming loans to total loans	1.11%	1.41%	1.21%	1.04%	1.12%
Total nonperforming assets to total assets	0.98%	1.23%	1.06%	0.95%	0.98%
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans to total assets	2.25%	2.72%	2.61%	3.05%	3.29%